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Exhibit 1.1

EXECUTION VERSION

ALIBABA GROUP HOLDING LIMITED

450,000,000 Shares
(US$0.000003125 par value per Share)

INTERNATIONAL UNDERWRITING AGREEMENT

November 20, 2019

China International Capital Corporation Hong Kong Securities Limited ("CICC")
29/F, One International Finance Centre
1 Harbour View Street
Central
Hong Kong

Credit Suisse (Hong Kong) Limited ("Credit Suisse")
Level 88, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

As the Joint Representatives (as defined below) of the several International Underwriters (as defined below)

And the other Underwriters (as defined below) listed in Schedule VI hereto

Ladies and Gentlemen:

Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability, (the "Company"), proposes to issue and sell to the several International Underwriters set forth in Schedule I-B hereto (the "International Underwriters") or to the purchasers procured by the International Underwriters ordinary shares of US$0.000003125 par value per share to be listed on The Stock Exchange of Hong Kong Limited (the "SEHK") and traded in Hong Kong dollars (the "Shares"). The Company proposes to initially issue and sell to the International Underwriters or to the purchasers procured by the International Underwriters an aggregate of 450,000,000 Shares (the "Firm Shares"). In addition, the Company proposes to grant to the International Underwriters the option to purchase from the Company up to 75,000,000 additional Shares (the "Option Shares"). The Firm Shares and the Option Shares are herein referred to collectively as the "International Offer Shares." The offering and sale of the International Offer Shares under this Agreement is herein referred to as the "International Offering."

The Company has entered into an agreement dated November 14, 2019 (the "Hong Kong Underwriting Agreement") relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region

("Hong Kong") of the People's Republic of China ("PRC") of initially an aggregate of 50,000,000 Shares (the "Hong Kong Offer Shares"), to be underwritten through arrangements with certain underwriters in Hong Kong (the "Hong Kong Underwriters"). The offering and sale of the Hong Kong Offer Shares is herein referred to the "Hong Kong Public Offering." Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the "Underwriters" and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the "Underwriting Agreements," the International Offering and the Hong Kong Public Offering are referred to herein collectively as the "Global Offering," and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the "Offer Shares." Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at a price of HK$176.00 per Share (the "International Offering Price") and the Hong Kong Offer Shares are being offered at a price of HK$176.00 per Share (the "Hong Kong Offering Price"), which is exclusive of brokerage per Share of 1% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the "Brokerage"), a trading fee per Share of 0.005% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the "Trading Fee") imposed by the SEHK and a transaction levy per Share of 0.0027% of the International Offering Price, or the Hong Kong Offering Price, as the case may be (the "Transaction Levy") imposed by the Securities and Futures Commission of Hong Kong (the "SFC"), in each case payable by purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable.

CICC and Credit Suisse shall act as the joint representatives of the International Underwriters (the "Joint Representatives"). The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an Agreement Between International and Hong Kong Underwriting Syndicates (the "Agreement Between Syndicates"), which, among other things, confirms that CICC, Credit Suisse, Citigroup Asia, JPM Asia Pacific and MS shall act as the joint global coordinators (the "Joint Global Coordinators") of the Global Offering. CICC, Credit Suisse, Citigroup Asia (in relation to the Hong Kong Public Offering), CGML (in relation to the International Offering), JPM Asia Pacific (in relation to the Hong Kong Public Offering), JPM plc and JPM LLC (in relation to the International Offering), MS (in relation to the Hong Kong Public Offering), MS plc (in relation to the International Offering), HSBC and ICBC Capital shall act as the joint bookrunners of the Global Offering (the "Joint Bookrunners"). CICC, Credit Suisse, Citigroup Asia (in relation to the Hong Kong Public Offering), CGML (in relation to the International Offering), JPM Asia Pacific (in relation to the Hong Kong Public Offering), JPM plc and JPM LLC (in relation to the International Offering), MS (in relation to the Hong Kong Public Offering), MS plc (in relation to the International Offering), HSBC, ICBC Securities, DB, DBS, Mizuho, ABCI, BOCI, BOCOM, CCB, CLSA, CMB, Yunfeng, Oppenheimer, BNP Asia, RBC, GS Asia, Wells, ING, Barclays, Baird, SunTrust and UBS shall act as the joint lead managers (the "Joint Lead Managers") of the Global

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Offering. A prospectus dated November 14, 2019 (the "Hong Kong Prospectus") has been prepared and used in connection with the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Representatives, the Joint Global Coordinators and the Joint Bookrunners by the International Underwriters and/or the Hong Kong Underwriters.

In conjunction with the Global Offering, the Company has made an application for listing of the Shares on the Main Board of the SEHK. CICC and Credit Suisse are acting as the joint sponsors to the Company's application for listing (the "Joint Sponsors").

Capitalized terms used and not defined herein have the meanings set forth in the Hong Kong Underwriting Agreement. The terms "herein," "hereof," "hereto," "hereinafter" and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term "or," as used herein, is not exclusive. The term "business day," as used herein, shall mean a day (other than Saturday or Sunday) on which banking institutions in Hong Kong and New York are open generally for normal banking business.

As used herein, "Affiliate" has the meaning as defined in Rule 501(b) under the Securities Act; "Laws" means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority (as defined below)); "Authority" means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; and "Taxes" or "Taxation" means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the US or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the US or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation.

For the purposes of this Agreement, whenever the terms or expressions "save as disclosed in each of the Hong Kong Prospectus, the Registration Statement and the General Disclosure Package" or the equivalent are made herein, the Hong Kong Prospectus, the Registration Statement and the General Disclosure Package referred

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under such terms or expressions mean such documents that exist as of the date of this Agreement. Notwithstanding that the Joint Representatives and the International Underwriters may have knowledge or may have conducted investigation or enquiry with respect to the information given under the relevant representation or warranty, the rights of the Joint Representatives and the International Underwriters under this Agreement shall not be prejudiced by such knowledge, investigation and/or enquiry, if any.

1.     Sale and Purchase.

  (a)   Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to purchase itself or through its Affiliates from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I-B hereto (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 8 hereof), at the International Offering Price.

  In addition, the Company hereby grants to the several International Underwriters the option (the "Over-allotment Option") to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to purchase themselves or through their respective Affiliates from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of the International Underwriters, all or a portion of the Option Shares as may be necessary to, among other things, cover over-allotments made in connection with the offering of the Firm Shares, at the International Offering Price. The Over-allotment Option may be exercised by the Joint Representatives at their sole and absolute discretion on behalf of the several International Underwriters at any time and from time to time on or before the expiration of the period of thirty (30) calendar days after the last day for the lodging of applications under the Hong Kong Public Offering, by written notice, substantially in the form set forth in Exhibit E hereto, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Over-allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided however, that, no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2 hereof) nor, unless the Joint Representatives and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-allotment Option shall have been exercised. Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by each International Underwriter shall be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Option Shares being purchased by the several International Underwriters pursuant to such exercise as the number of Firm Shares set forth opposite the

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  name of such International Underwriter in Schedule I-B hereto bears to the total number of Firm Shares (subject to any reallocation by the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering), subject to adjustment in accordance with Section 8 hereof.

  Upon the authorization by the Joint Representatives of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale. The Company acknowledges and agrees that the sale of International Offer Shares by each International Underwriter shall be by it as agent of the Company under applicable Laws to procure purchasers for International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase International Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints the International Underwriters as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the International Offering Price for such International Offer Shares as if such International Underwriter were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

  (b)   The Company and the International Underwriters agree as follows:

    (A)  that under the direction of the Joint Representatives:

        (i)  if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 10 times or more but less than 15 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 5.0% of the total number of Offer Shares (excluding the Option Shares);

       (ii)  if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 15 times or more but less than 20 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong

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      Kong Public Offering will represent 7.5% of the total number of Offer Shares (excluding the Option Shares);

      (iii)  if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 20 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent 10.0% of the total number of Offer Shares (excluding the Option Shares); and

       (iv)  subject to clauses (A)(i) through (iii) above, the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in clauses (A)(i) through (iv) above (such reallocated Firm Shares being referred to herein as the "Reallocated Shares"), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Representatives deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

    (B)  that the Joint Representatives, in consultation with the Company, may reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the "Unsold Shares") to the International Offering to one or more of the International Underwriters in such amounts as the Joint Representatives and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offering Price, the number of Unsold Shares that are

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    reallocated to such International Underwriter; provided that such International Underwriter shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with subsection (c) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

  (c)   In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay to the Joint Representatives (on behalf of the International Underwriters) a gross commission per International Offer Share (including each Unsold Share reallocated to the International Offering pursuant to this Section 1) and per Reallocated Share reallocated to the Hong Kong Public Offering pursuant to this Section 1 which is equal to 0.25% of the International Offering Price (the "Underwriting Commission"). The Joint Representatives shall allocate the Total Transaction Fees (as defined in Section 2(d) below) or the Option Transaction Fees (if any) (as defined in Section 2(e) below) to all Underwriters in proportion to the respective Total Underwriting Commitment as set forth in Schedule I-A hereto.

  (d)   In connection with the Global Offering, Credit Suisse is expected to act as stabilization manager (the "Stabilization Manager") and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise in Hong Kong with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares. Credit Suisse may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization action pursuant to this subsection (d). Any such agent shall have the rights and authorities conferred upon Credit Suisse pursuant to this subsection (d). Stabilization action taken pursuant to this subsection (d), if commenced, may be discontinued at any time at the sole and absolute discretion of Credit Suisse or any person acting for it. Each of the International Underwriters (other than Credit Suisse or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company.

  (e)   Each International Underwriter shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or stamp duty arising from any allocation or transfer of shares borrowed under the Stock Borrowing Agreement (as defined below) by the Stabilization Manager or any International Underwriter to investors under the International Offering. Such

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  payment will be shared in proportion to their respective underwriting commitment as set forth in Schedule I-B hereto.

  (f)    Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to Credit Suisse as clearing bank) shall be borne by each Joint Global Coordinator in proportion to their respective underwriting commitment as set forth in Schedule I-A hereto.

  (g)   The fees and documented disbursements of counsel for the Underwriters shall be shared by the Underwriters in proportion to the underwriting commitment as set forth in Schedule I-A hereto

2.     Payment and Delivery.

  (a)   The Company hereby appoints Credit Suisse as the settlement agent to the Global Offering (the "Settlement Agent"). The deliveries and payments as described in subsection (b) of this Section 2 shall be made (A) with respect to the Firm Shares, at or around 6:00 p.m. Hong Kong time on November 26, 2019, or such other time and date as the Joint Representatives and the Company may agree upon in writing, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of their exercise on behalf of the International Underwriters of the Over-allotment Option to purchase such Option Shares or such other time and date as Joint Representatives and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the "First Time of Delivery"; such time and date for delivery of, and payment for, Option Shares, if not the First Time of Delivery, is herein referred to as an "Additional Time of Delivery"; each such time and date for delivery and payment is herein called a "Time of Delivery."

  (b)   The International Offer Shares to be purchased by each International Underwriter or the purchasers procured by such International Underwriter hereunder (including any Unsold Shares), in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent (on behalf of such International Underwriter) may reasonably request in writing upon at least two (2) business days' notice to the Company prior to a Time of Delivery (the "Notification Time"), shall be issued by or on behalf of the Company to the Settlement Agent, through the facilities of Hong Kong Securities Clearing Company Limited ("Hong Kong Clearing" or "HKSCC") for credit to such account or accounts in the Central Clearing and Settlement System ("CCASS") as designated by the Settlement Agent (on behalf of such International Underwriter), against payment by or on behalf of such International Underwriter of the applicable aggregate International Offering Price by wire transfer (same day) in Hong Kong dollars in immediately available funds to such account or accounts designated by the Company prior to such Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Joint Representatives to the Company in respect of the purchase of the International Offer Shares by

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  such International Underwriter hereunder. The Company will cause the form of certificates representing the International Offer Shares to be made available for checking at least one (1) business day prior to each Time of Delivery with respect thereto at the office of Hong Kong Clearing (the "Designated Office").

  (c)   It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Joint Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of the issue and delivery of the International Offer Shares.

  (d)   At the First Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) (x) the Underwriting Commission in respect of the Firm Shares payable to the International Underwriters pursuant to Section 1 hereof and (y) the underwriting commissions payable to the Hong Kong Underwriters in accordance with Section 6.1 of the Hong Kong Underwriting Agreement; for the avoidance of doubt, any sponsor fee paid by the Company under the engagement letter dated April 7, 2019 shall be deducted against the underwriting commission payable under Section 1 hereof or under Section 6.1 of the Hong Kong Underwriting Agreement, as applicable (only with respect to the such commissions payable with respect to each Joint Sponsor), PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof but excluding any Option Shares), which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, PLUS (iii) the Brokerage payable to the International Underwriters with respect to the International Offer Shares (including all Option Shares), LESS an amount representing the reimbursement of expenses agreed by the Company (the aggregate amount in sub-paragraph (A) herein is referred to as the "Total Transaction Fees") (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than 6:00 P.M. Hong Kong Time on the Closing Date).

  (e)   At each Additional Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery (i) (x) the Underwriting Commission in respect of the Option Shares

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  (to the extent the Over-allotment Option is exercised) payable to the International Underwriters pursuant to Section 1 hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Option Shares, which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, (A) herein is referred to as the "Option Transaction Fees"), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Option Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than 6:00 P.M. Hong Kong Time on the Closing Date).

  (f)    At each Time of Delivery or forthwith upon demand after such Time of Delivery, to the extent that any amounts payable by the International Underwriters to the Company pursuant to Section 5, the Settlement Agent shall pay, or cause to be paid, in full such amounts to the Company on behalf of the International Underwriters or to the relevant party to which the amount is payable by the Company and to be reimbursed by the International Underwriters pursuant to Section 5. The amount of any such payment attributable to any International Underwriter shall be in proportion to such International Underwriters' underwriting commitment as set forth in Schedule I-B hereto.

  (g)   The deliveries of the documents described in Section 6 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Option Shares, in each case at the offices of Freshfields Bruckhaus Deringer, 55th Floor, One Island East, Taikoo Place, Quarry Bay, Hong Kong (the "Closing Location"). A meeting will be held at the Closing Location at 4:00 p.m., Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

3.     Representations and Warranties of the Company.

  (a)   The Company hereby represents, warrants, agrees and undertakes with respect to each of the Warranties in Schedule III hereto, to the Joint Sponsors, the Joint Representatives and the International Underwriters and each of them that each of the Warranties is true, accurate and not misleading as at the date of this Agreement and as at each Time of Delivery, and the Company acknowledges that each of the Joint Sponsors, the Joint Representatives and the International Underwriters is entering into this Agreement in reliance upon the Warranties. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference

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  to or inference from the terms of any other of the Warranties or any other term of this Agreement.

  (b)   In addition, any certificate signed by any officer of the Company and delivered to the Joint Global Coordinators, the Joint Bookrunners, the Joint Sponsors or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each International Underwriter.

4.    Certain Covenants of the Company.    The Company agrees with each of the International Underwriters:

  (a)   to furnish such information and otherwise to cooperate or take such action as may be required by the Joint Representatives to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Representatives may designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

  (b)   to promptly advise the Joint Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and not to effect such amendment or supplement without the Joint Representatives' consent; and to advise the Joint Representatives promptly of any amendment or supplement of the Registration Statement or any Statutory Prospectus, and the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose, and to use its best efforts to prevent the issuance of any such suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

  (c)   to file the Final Prospectus, in a form approved by the Joint Representatives, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Joint Representatives, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement, and to advise the Joint Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Joint Representatives of such timely filing;

  (d)   if, at any time when a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any International Underwriter or dealer, any event occurs

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  as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company will promptly notify the Joint Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the International Underwriters and the dealers and any other dealers upon request of the Joint Representatives, an amendment or supplement so that the statements in the Final Prospectus as so amended or supplemented will comply with applicable law and will not be misleading in the light of the circumstances when the Final Prospectus is delivered to a prospective purchaser; and neither the Joint Representatives' consent to, nor the International Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof;

  (e)   to furnish to the Joint Representatives copies of each Registration Statement, each related Statutory Prospectus and, so long as a prospectus relating to the Offer Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Joint Representatives reasonably request; and the Final Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement, and all other such documents shall be so furnished promptly following a request by a Joint Representative once they are available in compliance with applicable private placement exemptions in each applicable jurisdiction;

  (f)    if, during such period after the first date of the public offering of the Offer Shares as in the opinion of counsel for the International Underwriters, the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer (the "Prospectus Delivery Period"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Joint Representatives will furnish to the Company) to which Offer Shares may have been sold by the Joint Representatives on behalf of the International Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is

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  delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law;

  (g)   to advise the Joint Representatives promptly, confirming such advice in writing, of any request by any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction for amendments or supplements to the General Disclosure Package or the Final Prospectus or for additional information with respect thereto, or of any notice of institution of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Authority in Hong Kong, the Cayman Islands or the United States or any other applicable jurisdiction shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible, including, without limitation, by amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the International Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

  (h)   to comply with The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the "Listing Rules") and/or any other applicable Law;

  (i)    as soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

  (j)    for so long as the Shares are outstanding, to file with the SEHK, the SFC and any other relevant Authority in Hong Kong and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding;

  (k)   to apply the net proceeds from the sale of the Offer Shares in the manner set forth in the section of each of the General Disclosure Package and the Final Prospectus headed "Use of Proceeds";

  (l)    not to invest, or otherwise use the proceeds received by the Company from its sale of the Offer Shares in such a manner as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act;

  (m)  not to, and to cause any of its directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person

13

  participating in the Global Offering, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of Sanctions;

  (n)   not to, and to cause any of its directors, officers, employees, Affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the General Disclosure Package and the Final Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the International Offering Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

  (o)   For the period commencing on the Price Determination Date and ending on, and including, the date that is 90 days after the Price Determination Date (the "Lock-Up Period"), or such earlier date that the Joint Sponsors (on behalf of the Underwriters) consent to in writing, and unless in compliance with the requirements of the Listing Rules, the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Shares or ADSs ("Lock-Up Securities"): (i) offer, sell, issue, pledge, contract to sell or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (iv) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Prospectus, without the prior written consent of the Joint Sponsors, provided, however, that the Company shall be permitted during the Lock-Up Period to (1) sell, or cause to be sold, the Offer Shares to be sold and/or issued hereunder, including, for avoidance of doubt, any Shares to be loaned and sold pursuant to the borrowing arrangement by and among the Joint Sponsors (on behalf of the Underwriters) and PCIP I Limited, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering, (2) issue Shares or ADSs or the grant of options to purchase Shares, restricted shares, restricted share units or any other equity-linked rights issuable under the Company's share incentive plans existing on the date hereof, including the effect of one or more bulk issuances of Shares, or ADSs upon deposit of Shares with the Depositary, and delivered to the Company's brokerage accounts existing on the date hereof, in contemplation of future issuance under the Company's share incentive plans existing on the date hereof, (3) effect any capitalization issue, capital reduction or consolidation or sub-division of the Shares, (4) issue securities upon the exercise of an option or a warrant, the vesting of a restricted share unit or the conversion of a security outstanding on the date hereof, (5) issue any securities by the Company in connection with the Company's acquisition of one or more

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  businesses, assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the Underwriters containing substantially the same obligations as those set forth in Exhibit C-1, and (6) repurchase securities pursuant to the Company's share repurchase programs existing on the date hereof.

  (p)   with the prior written consent of the Company, the Joint Representatives may release or waive the restrictions set forth in a lock-up letter described in Section 6(u) for any party thereunder; if the Joint Representatives, with prior written consent of the Company, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(u) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two business days before the effective date of the release or waiver;

  (q)   not to, and to cause its Affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the General Disclosure Package, the Final Prospectus and any General Use Issuer Free Writing Prospectus approved by the Joint Representatives;

  (r)   until the Joint Representatives have notified the Company of the completion of the distribution of the International Offer Shares, not to, and to cause any of its directors, officers, employees, Affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilization Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

  (s)   not to, and to cause any of its directors, officers, employees, Affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor

15

  provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

  (t)    upon request of any International Underwriter, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company's trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the online offering of the Offer Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters is permitted to use the License for the purposes of identifying the Company in such International Underwriter's list of completed deals posted on its website or contained in other materials prepared by such International Underwriter;

  (u)   to do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein; and

  (v)   to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the Cayman Islands or the United States or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the General Disclosure Package and the Final Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts).

5.    Expenses.    The International Underwriters agreed to reimburse expenses, fees, and charges paid or payable by the Company of up to US$30,000,000 in accordance with Section 2(f).

6.    Conditions of the International Underwriters' Obligations.    The several obligations of the International Underwriters hereunder are subject to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate and not misleading at and as of the Time of Sale, the date of the Final Prospectus, the date of any amendment or supplement to the General Disclosure Package or the Final Prospectus subsequent to the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery, to the performance by

16

  the Company of all its obligations and undertakings hereunder and to the following additional conditions precedent; provided, however, that the Joint Representatives may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 6:

  (a)   The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Joint Representatives;

  (b)   the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of an executive officer, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in the form set forth in Exhibit A hereto;

  (c)   the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of its Company Secretary, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative and in the form set forth in Exhibit B hereto;

  (d)   Subsequent to the execution and delivery of this Agreement and prior to the applicable Time of Delivery, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Controlled Entities, taken as a whole, the effect of which in the reasonable judgment of the Joint Representatives is material and adverse and, in the reasonable judgment of the Joint Representatives, makes it impracticable to proceed with the offering, sale or delivery of the Offer Shares at the applicable Time of Delivery on the terms and in the manner contemplated by this Agreement.

  (e)   Simpson Thacher & Bartlett LLP, counsel for the Company as to US Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion

17

  addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative and in form and substance satisfactory to the Joint Representatives;

  (f)    Simpson Thacher & Bartlett LLP, counsel for the Company as to US Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (g)   Simpson Thacher & Bartlett, counsel for the Company as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors, the Joint Representatives and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (h)   Fangda Partners, PRC, counsel for the Company as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (i)    Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Company, the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (j)    Freshfields Bruckhaus Deringer, counsel for the International Underwriters as to US Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (k)   Freshfields Bruckhaus Deringer, counsel for the International Underwriters as to US Laws, shall have furnished to the Joint Representatives at

18

  the First Time of Delivery and, if applicable, at each Additional Time of Delivery, a Rule 10b-5 disclosure letter addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (l)    Freshfields Bruckhaus Deringer, counsel for the International Underwriters as to Hong Kong Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (m)  King & Wood Mallesons, counsel for the International Underwriters as to PRC Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the International Underwriters) and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (n)   Allen & Gledhill, counsel for the Company as to Singapore Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (o)   Maples and Calder (Hong Kong) LLP, counsel for the Company as to British Virgin Islands Laws, shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion addressed to the International Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

  (p)   the Joint Representatives shall each have received from PricewaterhouseCoopers comfort letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, and addressed to the Joint Sponsors, Joint Representatives and the International Underwriters (with executed originals for each Joint Representative), and in form and substance satisfactory to the Joint Representatives, which letters shall cover, without limitation, the various

19

  financial disclosures contained in each of the General Disclosure Package and the Final Prospectus;

  (q)   no Preliminary Prospectus, Statutory Prospectus, Issuer Free Writing Prospectus or Final Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus or the Final Prospectus shall have been filed to which the Joint Representatives shall have reasonably objected in writing;

  (r)   none of the directors of the Company has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect;

  (s)   the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

  (t)    PCIP shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Borrower shall have received executed copies thereof.

  (u)   each party set forth in Schedule IV attached hereto shall have entered into an agreement (each a "Lock-Up Agreement") in the applicable form attached as Exhibit C hereto;

  (v)   the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder; and

  (w)  subsequent to the respective dates of which information is given in the General Disclosure Package and the Final Prospectus, the Company shall not have purchased any of its issued capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock of any class.

7.     Effective Date of Agreement; Termination.

  (a)   This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

  (b)   The Joint Representatives (on behalf of the International Underwriters) shall be entitled, in their absolute discretion and by giving written notice to the Company to terminate this Agreement with immediate effect if prior to 8:00 a.m. on the Listing Date: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the

20

  New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the SEHK, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, the PRC or Hong Kong shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands, PRC or Hong Kong authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the reasonable judgment of the Joint Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the reasonable judgment the Joint Representatives, impracticable to proceed with the offer, sale or delivery of the Offer Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

  (c)   If, after the execution and delivery of this Agreement, the sale and delivery of the Offer Shares, as contemplated by this Agreement, is not carried out as a result of any termination of this Agreement pursuant hereto or because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except as provided in Section 9 hereof) and the International Underwriters shall be under no obligation or liability to the Company (except as provided in Section 9 hereof) or to one another under this Agreement.

8.     Increase in International Underwriters' Commitments.    Subject to Sections 6 and 7 hereof, if any International Underwriter shall default in its obligation to take up and pay for the International Offer Shares to be purchased by it hereunder (otherwise than for a failure of a condition precedent set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under subsection (c) of Section 7 hereof) and if the total number of International Offer Shares which such defaulting International Underwriter or International Underwriters shall have agreed but failed to take up and pay for does not exceed 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to the next following paragraph) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Joint Representatives may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting International Underwriters in Schedule I-B hereto.

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The Company may, in its sole and absolute discretion, select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Representatives consider necessary to be made to the General Disclosure Package and the Final Prospectus and other documents and arrangements may be effected, and the Company agrees to make promptly any such changes.

The term "International Underwriter" as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 8 with like effect as if such substituted International Underwriter had originally been named as Underwriters hereto.

If the aggregate number of International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, and if neither the non-defaulting International Underwriters nor the Company shall make arrangements within the period of seven business days stated above for the purchase of all the International Offer Shares which the defaulting International Underwriter or International Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Section 9 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 9 hereof) or to any other International Underwriter hereunder. Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

9.     Indemnity and Contribution.

  (a)   The Company will indemnify and hold harmless each International Underwriter and its Affiliates and each person, if any, who controls such International Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an "Indemnified Party"), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other U.S. Federal or state statutory law or regulation or otherwise, or with respect to any Authority, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are

22

  based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, or any amendment to or supplement of any of the foregoing, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Joint Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any International Underwriter consists of the information described as such in Section 10 hereof.

  (b)   Each International Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Underwriter Indemnified Party") against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other U.S. Federal or state statutory law or regulation or otherwise, or with respect to any Authority, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, or any amendment to or supplement of any of the foregoing, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such International Underwriter through the Joint Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such

23

  expenses are incurred, it being understood and agreed that the only such information furnished by any International Underwriter consists of the information described as such in Section 10 hereof.

  (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all International Underwriters and all persons, if any, who control any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any International Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the International Underwriters and such control persons and affiliates of any International Underwriters, such firm shall be designated in writing by the Joint Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be

24

  designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

  (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other from the International Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other in connection with the International Offering shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters. The relative fault of the Company on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the International Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offer Shares purchased by such International Underwriter in the International Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such

25

  fraudulent misrepresentation. The International Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).

10.   Information Furnished by the International Underwriters.    The Company acknowledges and agrees that for the purposes of this Agreement (including Section 9), the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Joint Representatives expressly and specifically for use in the Registration Statement, the General Disclosure Package or the Final Prospectus is the name, logo and address of such International Underwriter appearing in the Registration Statement, the General Disclosure Package and the Final Prospectus, as well as the second and third paragraphs under "Underwriting—Activities by Underwriters" of the. Final Prospectus.

11.   Notices.    In all dealings hereunder, the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Representatives.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or facsimile, and (A) if to the International Underwriters, shall be sufficient in all respects if delivered or sent to CICC at 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, Attention: Victor Jiang, facsimile number: +852 2872 2101, and Credit Suisse at Level 88, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: Investment Banking and Capital Markets—Legal, facsimile number: +852 2284 7184; and (B) if to the Company, shall be sufficient in all respects if delivered or sent to the Company at Alibaba Group Holding Limited, c/o Alibaba Group Services Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, Attn: Timothy A. Steinert, Esq.; provided, however, that any notice to an International Underwriter pursuant to subsection (c) of Section 9 hereof shall be delivered or sent to such International Underwriter at its address or facsimile number previously provided to the Joint Representatives, which address or facsimile number will be supplied to the Company by the Joint Representatives upon request.

12.   Governing Law; Construction.    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.   Submission to Jurisdiction; Waiver of Immunity.    Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in

26

any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each a "New York Court"), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company irrevocably consents to the jurisdiction of the New York Courts and personal service, and waives any objection to any New York Court on grounds of inconvenient forum or otherwise, with respect thereto. The Company agrees that any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder shall have the sole and absolute right to join the Company as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any New York Court by any third party against such International Underwriter or Indemnified Party or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Company in such action, proceeding, claim or counterclaim. The Company hereby irrevocably consents to personal jurisdiction, service and venue in any New York Court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder. Each International Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and Affiliates) each irrevocably waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company has appointed, without power of revocation, Corporation Services Company, as its agent (the "Authorized Agent") to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and commenced, prosecuted or continued in any New York Court. The Company represents and warrants that the Authorized Agent has agreed to act as its agent for service of process and agrees to take any and all action, including, without limitation, the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

14.   Judgment Currency Indemnity.    In respect of any judgment or order or award given or made for any amount due hereunder to the International Underwriters that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company shall indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such International Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

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15.   Taxes.    All payments to be made by the Company under this Agreement and the Hong Kong Underwriting Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes. If any Tax is required by any Law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement is received by the International Underwriters, the Hong Kong Underwriters or the Joint Representatives, as applicable. If an International Underwriter, a Hong Kong Underwriter or a Joint Representative (each a "Taxable Person") is required by any PRC Authority to pay any PRC Taxes as a result of this Agreement or the Hong Kong Underwriting Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement to be paid to such Taxable Person is received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Taxable Person reasonably requests, promptly making available to such Taxable Person notices received from any PRC Authority and, subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant PRC Authority in settlement of such PRC Taxes, and promptly forwarding to such Taxable Person for record an official receipt issued by the relevant tax authority or other official document evidencing such payment. However, no additional amount(s) will be payable pursuant to this paragraph for or on account of (i) any income taxes of or other Taxes imposed on a Taxable Person as a result of such Taxable Person having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder or (ii) any Taxes to the extent imposed as a result of the failure of a Taxable Person to timely provide information or certification requested by the Company that such Taxable Person could have legally provided and would have reduced or eliminated such Taxes, or otherwise comply with the applicable Laws relating to Taxation.

16.   No Fiduciary Relationship.    The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the International Offer Shares, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering, and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors are acting pursuant to a contractual relationship with the Company entered into on an arm's length basis, and in no event do the parties intend that the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, may undertake or have undertaken in

28

furtherance of the Global Offering or the purchase and sale of the Company's securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, on the other hand, agree that the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company (except and solely, with respect to the International Underwriters, for the limited purposes set forth in Section 1(a) hereof, and, with respect to the Joint Representatives, for the limited purposes of making payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Sections 2(d) and 2(e) hereof) nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Representatives, the Joint Global Coordinators or the Joint Sponsors has advised or is currently advising the Company on other matters).

The Company further acknowledges and agrees that the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors are not advising the Company, its directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives, the Joint

29

Global Coordinators and the Joint Sponsors and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to Company with respect thereto. Any review by the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors and shall not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the International Underwriters, the Joint Representatives, the Joint Global Coordinators and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

Notwithstanding anything in this Agreement, none of the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators, the International Underwriters and any other Indemnified Party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offering Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

17.   Bail-in Action.    Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the BRRD Parties and the BRRD Counterparties, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

  (a)   the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to any BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

    (A)  the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

    (B)  the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such BRRD Parties or another person, and the issue to or conferral on the relevant BRRD Counterparties of such shares, securities or obligations;

    (C)  the cancellation of the BRRD Liability;

    (D)  amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

  (b)   the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

30

    As used herein,

    "Bail-in Legislation" means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

    "Bail-in Powers" means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

    "BRRD" means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

    "BRRD Counterparties" refers to any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time;

    "BRRD Liability" means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

    "BRRD Parties" refers to JPM plc and MS plc;

    "EU Bail-in Legislation Schedule" means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

    "Relevant Resolution Authority" means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Parties.

18.   Recognition of the U.S. Special Resolution Regimes.

  (a)   In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

  (b)   In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

31

  As used in this Section 18:

  "BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

  "Covered Entity" means any of the following:

    (i)
    a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

    (ii)
    a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

    (iii)
    a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

  "Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

  "U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.   EU Blocking Regulation.    Each International Underwriter and the Company agree and confirm that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained Schedule III clause (gg) of this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (the "EU Blocking Regulation") or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or the United Kingdom.

20.   Time of the Essence.    Time shall be of the essence of this Agreement.

21.   Counterparts.    This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto.

22.   Entire Agreement.    This Agreement constitutes the entire agreement between the Company and the International Underwriters relating to the purchase of, or the procurement of purchasers for, the International Offer Shares by the International Underwriters and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

23.   Parties at Interest; Successors and Assigns.    This Agreement herein set forth has been and is made solely for the benefit of the International Underwriters and the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors, officers and Affiliates referred to in such Section of, and each person who

32

controls, any International Underwriter, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters, shall acquire or have any right under or by virtue of this Agreement.

If the foregoing correctly sets forth the understanding among the Company and the several International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company and the International Underwriters, severally.

[Signature pages to follow]

33

Very truly yours,
For and on behalf of
ALIBABA GROUP HOLDING LIMITED
By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first above written, for and on behalf of itself and each of the Other International Underwriters
CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED
By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first above written, for and on behalf of itself and each of the Other International Underwriters
CREDIT SUISSE (HONG KONG) LIMITED
By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of
CITIGROUP GLOBAL MARKETS LIMITED
By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of
CITIGROUP GLOBAL MARKETS ASIA LIMITED
By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of
J.P. MORGAN SECURITIES (ASIA PACIFIC) LIMITED
By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of
J.P. MORGAN SECURITIES LLC
By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of
J.P. MORGAN SECURITIES PLC
By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of
MORGAN STANLEY ASIA LIMITED
By:
Name:
Title:

Signature page to IUA

Accepted and agreed to as of the date first written above, for and on behalf of
MORGAN STANLEY & CO. INTERNATIONAL PLC
By:
Name:
Title:

Signature page to IUA

 SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

	Shares to be Sold
Underwriter	Number	%
China International Capital Corporation Hong Kong Securities Limited	160,000,000	32.000
Credit Suisse (Hong Kong) Limited	127,500,000	25.500
Citigroup Global Markets Asia Limited
Citigroup Global Markets Limited	46,650,000	9.325
J.P. Morgan Securities (Asia Pacific) Limited
J.P. Morgan Securities plc	26,750,000	5.350
Morgan Stanley Asia Limited
Morgan Stanley & Co. International plc	26,750,000	5.350
The Hongkong and Shanghai Banking Corporation Limited	11,250,000	2.250
ICBC International Securities Limited	11,250,000	2.250
Deutsche Bank AG, Hong Kong Branch	8,000,000	1.600
DBS Asia Capital Limited	8,000,000	1.600
Mizuho Securities Asia Limited	8,000,000	1.600
ABCI Capital Limited	3,875,000	0.775
BOCI Asia Limited	3,875,000	0.775
BOCOM International Securities Limited	3,875,000	0.775
CCB International Capital Limited	3,875,000	0.775
CLSA Limited	3,875,000	0.775
CMB International Capital Limited	3,875,000	0.775
Yunfeng Securities Limited	3,875,000	0.775
Oppenheimer & Co. Inc.	3,875,000	0.775
BNP Paribas Securities (Asia) Limited	3,875,000	0.775
RBC Capital Markets, LLC	3,875,000	0.775
Goldman Sachs (Asia) L.L.C.	3,875,000	0.775
Wells Fargo Securities, LLC	3,875,000	0.775
ING Bank N.V.	3,875,000	0.775
Barclays Bank PLC Hong Kong Branch	3,875,000	0.775
Robert W. Baird & Co. Incorporated	3,875,000	0.775
SunTrust Robinson Humphrey, Inc.	3,875,000	0.775
UBS AG Hong Kong Branch	3,875,000	0.775
Total	500,000,000	100.0

Schedule I - 1

 SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS AND HONG KONG UNDERWRITERS

	Firm Shares to be Sold		Hong Kong Offer Shares to be Sold
Underwriter	Number	%	Number	%
China International Capital Corporation Hong Kong Securities Limited	142,655,826	31.701	17,344,174	34.688
Credit Suisse (Hong Kong) Limited	113,678,862	25.262	13,821,138	27.642
Citigroup Global Markets Asia Limited			5,054,201	10.108
Citigroup Global Markets Limited	41,570,799	9.238
J.P. Morgan Securities (Asia Pacific) Limited			2,899,729	5.799
J.P. Morgan Securities plc	23,850,271	5.300
Morgan Stanley Asia Limited			2,899,729	5.799
Morgan Stanley & Co. International plc	23,850,271	5.300
The Hongkong and Shanghai Banking Corporation Limited	10,030,488	2.229	1,219,512	2.439
ICBC International Securities Limited	10,030,488	2.229	1,219,512	2.439
Deutsche Bank AG, Hong Kong Branch	7,132,791	1.585	867,209	1.734
DBS Asia Capital Limited	7,132,791	1.585	867,209	1.734
Mizuho Securities Asia Limited	7,132,791	1.585	867,209	1.734
ABCI Capital Limited	3,454,946	0.768	420,054	0.840
BOCI Asia Limited	3,454,946	0.768	420,054	0.840
BOCOM International Securities Limited	3,454,946	0.768	420,054	0.840
CCB International Capital Limited	3,454,946	0.768	420,054	0.840
CLSA Limited	3,454,946	0.768	420,054	0.840
CMB International Capital Limited	3,454,946	0.768	420,054	0.840
Yunfeng Securities Limited	3,454,946	0.768	420,054	0.840
Oppenheimer & Co. Inc.	3,875,000	0.861
BNP Paribas Securities (Asia) Limited	3,875,000	0.861
RBC Capital Markets, LLC	3,875,000	0.861
Goldman Sachs (Asia) L.L.C.	3,875,000	0.861
Wells Fargo Securities, LLC	3,875,000	0.861
ING Bank N.V.	3,875,000	0.861

Schedule I - 2

	Firm Shares to be Sold		Hong Kong Offer Shares to be Sold
Underwriter	Number	%	Number	%
Barclays Bank PLC Hong Kong Branch	3,875,000	0.861
Robert W. Baird & Co. Incorporated	3,875,000	0.861
SunTrust Robinson Humphrey, Inc.	3,875,000	0.861
UBS AG Hong Kong Branch	3,875,000	0.861
Total	450,000,000	100.0	50,000,000	100.0

Schedule I - 3

 SCHEDULE II-A

GENERAL USE ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE GENERAL DISCLOSURE PACKAGE)

1.
Free Writing Prospectus filed with the Commission pursuant to Rule 433, dated November 14, 2019.

OTHER INFORMATION INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

1.
The International Offering Price is HK$176.00.

2.
The number of Firm Shares is 450,000,000.

SCHEDULE II-B

LIMITED USE ISSUER FREE WRITING PROSPECTUS

None.

Schedule II - 1

 SCHEDULE III

THE WARRANTIES

Part A: Representations and warranties of the Company

The Company represents, warrants and undertakes to the Joint Sponsors, the Joint Representatives, the International Underwriters and each of them as follows:

(a)   The Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, on Form F-3 (No. 333-234662), relating to the Shares of the Company, including the Offer Shares, to be issued from time to time by the Company, and the Borrowed Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the "Registration Statement," and the related prospectus covering the Offer Shares dated November 13, 2019 in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Final Prospectus," and the term "Preliminary Prospectus" means any preliminary form of the Final Prospectus. As used herein, the terms "Registration Statement," "Basic Prospectus," "Preliminary Prospectus," "General Disclosure Package" and "Final Prospectus" shall include the documents, if any, incorporated by reference therein on the date hereof. The terms "supplement," "amendment," and "amend" as used herein with respect to the Registration Statement, the Basic Prospectus, the General Disclosure Package, any Preliminary Prospectus or the Final Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act (as defined below), that are incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus (including any prospectus wrapper), or any amendment of or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

As of the time of execution and delivery of this Agreement, the Registration Statement has become effective under the Securities Act and is not proposed to be amended; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Offer Shares have been duly registered under the Securities Act pursuant to the Registration Statement.

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For purposes of this Agreement:

"2019 Form 20-F" means the Company's Annual Report on Form 20-F for the fiscal year ended on March 31, 2019.

"430A Information" means information included in a prospectus and retroactively deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

"430B Information" means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

"ADSs" means the American Depositary Shares, each representing eight ordinary shares, par value US$0.000003125 per share of the Company.

"Borrowed Shares" means the 104,000,000 Shares available for loan by the Lender to the Borrower in accordance with the terms of the Stock Borrowing Agreement.

"Commission" means the United States Securities and Exchange Commission.

"Company's best knowledge" means the actual knowledge of the Company's Executive Chairman, Executive Vice Chairman, Chief Executive Officer, Chief Financial Officer and General Counsel. Similarly, the Company's awareness, which is used in the form of "aware" or "unaware" depending on the context, means the actual knowledge of the Company's Executive Chairman, Executive Vice Chairman, Chief Executive Officer, Chief Financial Officer and General Counsel.

"Depositary" means Citibank, N.A., or any successor thereto.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Firm Shares" includes Shares to be offered in the US ("U.S. Firm Shares") and Shares to be offered outside US ("Non-U.S. Firm Shares") under the International Offering.

"General Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II-A to this Agreement.

"Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the International Offer Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

"Limited Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule II-B to this Agreement.

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"Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), results of operations, business, or properties of the Company and the Controlled Entities (as defined below), taken as a whole.

"Nominee" means HSBC Nominees (Hong Kong) Limited;

"Operative Documents" means the Stock Borrowing Agreement, the Price Determination Agreement, the Receiving Bank Agreement and the Registrar Agreement;

"Other International Underwriters" means the International Underwriters as set out in Schedule I-B hereto, except for Citigroup Global Markets Limited, Citigroup Global Markets Asia Limited, J.P. Morgan Securities (Asia Pacific) Limited, J.P. Morgan Securities LLC, J.P. Morgan Securities plc, Morgan Stanley Asia Limited and Morgan Stanley & Co. International plc;

"Price Determination Agreement" means the agreement in agreed form to be entered into between the Company and the Joint Representatives (for themselves and on behalf of the Underwriters) on the Price Determination Date to record the International Offering Price and the Hong Kong Offering Price;

"Price Determination Date" means the date on which the Hong Kong Offer Price and the International Offer Price are fixed for the purposes of the Global Offering;

"Receiving Bank" means The Hongkong and Shanghai Banking Corporation Limited;

"Receiving Bank Agreement" means the agreement dated November 14, 2019 entered into among the Company, the Receiving Bank, the Joint Representatives and the Nominee;

"Registrar Agreement" means the agreement entered into between the Company and the Hong Kong Registrar;

"Rules and Regulations" means the rules and regulations of the Commission.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Securities Laws" means, collectively, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the U.S. Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange.

"Statutory Prospectus" with reference to a particular time means the prospectus included in the Registration Statement immediately prior to that time, including any 430A Information or 430B Information with respect to the Registration Statement. For purposes of the foregoing definition, 430A Information and 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus

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(including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

"Stock Borrowing Agreement" means the Stock Borrowing Agreement, to be entered into between Credit Suisse (Hong Kong) Limited as borrower (the "Borrower") and PCIP I Limited, of Fourth Floor, One Capital Place, P.O. Box 847, Grand Cayman, KY-1103, Cayman Islands ("PCIP"), as lender (the "Lender").

"Time of Sale" means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is 7:00 P.M., Hong Kong time on the date of this Agreement.

"VIE Agreements" means each of the material agreements to which any of the VIEs are a party, as described under the caption "Item 4. Information on the Company—C. Organizational Structure" in the 2019 Form 20-F.

"VIEs" means the Controlled Entities and the shareholders of the Controlled Entities that are variable interest entities.

Unless otherwise specified, a reference to a "Rule" is to the indicated rule under the Securities Act.

(b)   (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the General Disclosure Package or the Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the Rules and Regulations, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) (A) on the date of this Agreement and (B) at each Time of Delivery, the Registration Statement and any amendments and supplements thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b), and at each Time of Delivery, the Final Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Joint Representatives specifically for use therein, it being understood and agreed that the only such information furnished to the Company by any International Underwriter consists of the information described as such in Section 10 hereof.

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(c)   The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(d)   As of the Time of Sale, neither (i) any General Use Issuer Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Preliminary Prospectus, dated November 13, 2019, including the Basic Prospectus, the preliminary prospectus supplement relating to the International Offer Shares, and the other information, if any, stated in Schedule II-A to this Agreement, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Limited Use Issuer Free Writing Prospectus stated in Schedule II-B to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Joint Representatives specifically for use therein, it being understood and agreed that the only such information furnished to the Company by any International Underwriter consists of the information described as such in Section 10 hereof.

(e)   Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the International Offer Shares or until any earlier date that the Company notified or notifies the Joint Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, General Disclosure Package, or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Joint Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)    The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good

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standing (to the extent the concept of good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect. The amended and restated memorandum and articles of association adopted by a special resolution passed on September 2, 2014 and effective on September 24, 2014, as amended by resolution passed on July 15, 2019, comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(g)   The principal subsidiaries and consolidated variable interest entities listed in Schedule V hereto shall be referred to hereinafter each as a "Controlled Entity" and collectively as "Controlled Entities." Each Controlled Entity has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the General Disclosure Package; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a Material Adverse Effect; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid or partially paid as permitted by applicable laws of the applicable jurisdiction (to the extent such concept exists or is applicable in such jurisdiction), and, such share capital is owned, directly or indirectly, by the Company (or, in the case of the VIEs (as defined below), is owned) as set forth in the Registration Statement and the General Disclosure Package, free from liens, encumbrances and claims, except to the extent that such liens, encumbrances or claims would not have a Material Adverse Effect (or, in the case of the VIEs, except as set forth in the Registration Statement and the General Disclosure Package).

(h)   The Offer Shares and all other issued and outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company conforms as to legal matters in all material respects to the description thereof set forth in the Registration Statement and the General Disclosure Package; all outstanding ordinary shares of the Company are, and, when the Offer Shares sold by the Company have been delivered and paid for in accordance with this Agreement or the Hong Kong Underwriting Agreement, as applicable, as of each Time of Delivery, such Offer Shares will be validly issued, fully paid and nonassessable, and conform in all material respects to the description of such Offer Shares contained in the General Disclosure Package; except as disclosed in the Registration Statement and the General Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options.

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(i)    The Borrowed Shares have been duly authorized; when the Borrowed Shares have been delivered by PCIP in accordance with the terms of the Stock Borrowing Agreement, such Borrowed Shares will have been validly issued, fully paid and nonassessable;

(j)    Except as disclosed in the Registration Statement and the General Disclosure Package, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package (i) there has been no development or event that would, individually or in the aggregate, have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital other than ordinary and customary dividends, (iii) there has been no material adverse change in the share capital or long-term indebtedness of the Company and the Controlled Entities, taken as a whole, (iv) neither the Company nor any of the Controlled Entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(k)   Each party to the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has duly authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors' rights or by equitable principles relating to enforceability. To ensure the admissibility in evidence of each of the VIE Agreements in the PRC, subject to (a) the requirements and procedures of the admission of evidence under the PRC Laws, and (b) the discretion of the courts of competent jurisdiction in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, except for the purpose of the registration of the equity pledges contemplated thereunder. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs.

(l)    Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Controlled Entities have good and marketable title to all properties and assets owned by them which are material to the business of the Company and the Controlled Entities, taken as a whole, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof (to the Company and the Controlled Entities, taken as a whole) or materially (to the Company and the Controlled Entities, taken as a whole) interfere with the use made or to be made thereof by them and, any real property and buildings held under lease by each of the Company and the Controlled Entities are held by them under valid, subsisting and, to the Company's best knowledge, enforceable leases with such exceptions as are not material (to the Company and the Controlled Entities, taken as a whole) and do not interfere with the use made and

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proposed to be made of such property and buildings by the Company and the Controlled Entities, except to the extent that such defects, liens, encumbrances or claims would not have a Material Adverse Effect.

(m)  Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Controlled Entities (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, "Licenses"), as described in the Registration Statement and the General Disclosure Package, except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would, individually or in the aggregate, have a Material Adverse Effect.

(n)   Neither the Company nor any of the Controlled Entities is (i) in violation of its respective charter or other constitutive documents, (ii) in violation of any applicable judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violations or defaults under clauses (ii) or (iii) above that would not, individually or in the aggregate, result in a Material Adverse Effect.

(o)   Except as disclosed in the Registration Statement and the General Disclosure Package, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company or PCIP, as applicable, for the consummation of the transactions contemplated by this Agreement or the Stock Borrowing Agreement, the issuance, offering and sale of the Offer Shares, the deposit of the Offer Shares with the HKSCC or the delivery of the Borrowed Shares, except (i) such as have been obtained or made, (ii) such as may be required under U.S. state securities laws, (iii) such governmental authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by or for the respective accounts of the several International Underwriters or the delivery of the Borrowed Shares, and (iv) such final approval from the SEHK for the listing of and permission to deal in the Offer Shares and the Borrowed Shares on the Main Board of the SEHK.

(p)   The execution, delivery and performance of this Agreement and the Operative Documents by the Company or PCIP, as applicable, the issuance and sale of the Offer Shares hereunder by the Company, the issuance and delivery of the Borrowed Shares

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by PCIP, and the consummation of the transactions contemplated by this Agreement and the Operative Documents in connection with the Offer Shares and the Borrowed Shares will not result in any violation of (i) any agreement or other instrument binding upon the Company or the Controlled Entities; (ii) the provisions of the articles of association, business license or other constitutive documents of the Company or PCIP; and (iii) any applicable judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or PCIP or any of their properties or assets, except, in the case of (i) and (iii) above, for such violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)   Except as disclosed in the Registration Statement and the General Disclosure Package, all dividends and other distributions declared and payable on the ordinary shares of the Company, if they are to be paid from the Cayman Islands, are freely transferable out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws, rules and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.

(r)   Except as disclosed in the Registration Statement and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, "registration rights"), other than registration rights that have been or will be satisfied, waived or complied with.

(s)   Each of this Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company or PCIP, as applicable.

(t)    Except as disclosed in the Registration Statement and the General Disclosure Package, no Controlled Entity of the Company is currently prohibited, directly or indirectly, from paying any dividends to its shareholders, from making any other distribution to its shareholders on such Controlled Entity's share capital, from repaying to the Company any loans or advances to such Controlled Entity from the Company.

(u)   Neither the Company, any of the Controlled Entities, nor, to the Company's best knowledge, any of their respective directors, officers and its affiliates, acting on its behalf, (i) has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares, other than as permitted in accordance with Regulation M under the Exchange Act, or (ii) has taken or has omitted to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely

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on any stabilization safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

(v)   Except as disclosed in the Registration Statement and the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offer Shares.

(w)  The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof as described in the Registration Statement and the General Disclosure Package, will not be an "investment company" as defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act").

(x)   The Company does not believe it was a "passive foreign investment company" ("PFIC") as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the "Code"), for its most recently completed taxable year and does not expect to be classified as a PFIC for the taxable year ended March 31, 2020.

(y)   Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Controlled Entities own, possess or can acquire or license on reasonable terms all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, "Intellectual Property Rights") material to the conduct of the business now conducted by the Company and the Controlled Entities, taken as a whole, as described in the Registration Statement and the General Disclosure Package, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement and the General Disclosure Package, to the Company's best knowledge, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's or any Controlled Entity's rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is

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no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(z)   The Company is a "foreign private issuer" within the meaning of Rule 405 under the Securities Act.

(aa) The consolidated financial statements (and the notes thereto) of the Company included in or incorporated by reference in the Registration Statement and the General Disclosure Package comply in all material respects with the applicable requirements of the Securities Act, and fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations of the Company for the periods specified, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited financial results, including the quarterly financial results, included in or incorporated by reference in the Registration Statement and the General Disclosure Package comply in all material respects with the applicable requirements of the Securities Act, and present fairly the information shown therein and, save for certain non-GAAP measures, have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference therein; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly present in all material respects the information called for by, and has been prepared in accordance with, the Rules and Regulations and the Commission's guidance applicable thereto.

(bb) Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Board are in compliance with the provisions of Sarbanes-Oxley and all rules of the New York Stock Exchange that are applicable to them as of the date of this Agreement. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing

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assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the General Disclosure Package, since the end of the Company's latest audited consolidated financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(cc) The Company has established, maintained and evaluated, or by the Listing Date shall have established, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the applicable requirements of the Listing Rules, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable Law relating to disclosure of information and reporting obligations.

(dd) Except as disclosed in the Registration Statement and the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any International Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Global Offering.

(ee) Neither the Company nor any of the Controlled Entities, nor any of its directors or officers, nor, to the Company's best knowledge, any employees, agents or representatives of the Company or of any of the Controlled Entities acting on the behalf of the Company or of any of the Controlled Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to corruptively influence official action or secure an improper advantage for the Company or any of the Controlled Entities; and the Company and the Controlled Entities have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws in all material respects.

(ff)  The operations of the Company and the Controlled Entities are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of all applicable jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving

Schedule III - 12

the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the Company's best knowledge, threatened.

(gg) Neither the Company nor any of the Controlled Entities, nor, to the Company's best knowledge, any directors, officers, employees, agents, affiliates or representatives of the Company or any of the Controlled Entities, is an individual or entity ("Person") that is, or is owned or controlled by a Person that is: (A) the subject or target of any applicable sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the United Nations Security Council ("UNSC"), the European Union ("EU"), Her Majesty's Treasury ("HMT"), or any orders issued pursuant to the Iran Sanctions Act, as amended ("ISA"); the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, or the U.S. Syria Accountability and Lebanese Sovereignty Act (collectively, "Sanctions"), nor (B) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Crimea, Sudan and Syria).

(hh) Except as disclosed in the Registration Statement and the General Disclosure Package, each of the Company and the Controlled Entities has complied, and complies, in all material respects, with the applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the "SAFE Rules and Regulations"). With respect to the shareholding of each direct shareholder that is, to the Company's best knowledge, a PRC resident or PRC citizen, each of the Company and the Controlled Entities has taken all reasonable steps to procure any registration and other procedures required under applicable SAFE Rules and Regulations.

 (ii)  The Company has not distributed and will not distribute, prior to the later of the latest Time of Delivery and the completion of the International Underwriters' distribution of the International Offer Shares, any offering material in connection with the offering and sale of the International Offer Shares, other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Joint Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule II-A hereto.

Schedule III - 13

 SCHEDULE IV

LIST OF LOCK-UP PARTIES

Daniel Yong Zhang
Joseph C. Tsai
Jack Yun Ma
J. Michael Evans
Eric Xiandong Jing
Masayoshi Son
Chee Hwa Tung
Walter Teh Ming Kwauk
Jerry Yang
E. Börje Ekholm
Wan Ling Martello
Maggie Wei Wu
Judy Wenhong Tong
Jeff Jianfeng Zhang
Sophie Minzhi Wu
Timothy A. Steinert
Jessie Junfang Zheng
Chris Pen-hung Tung
Trudy Shan Dai
Fan Jiang
Yvonne Yifen Chang
Luyuan Fan

Schedule IV - 1

 SCHEDULE V

MAJOR SUBSIDIARIES

•
Taobao (China) Software Co., Ltd.

•
Zhejiang Taobao Network Co., Ltd.

•
Zhejiang Tmall Technology Co., Ltd.

•
Zhejiang Tmall Network Co., Ltd.

•
Hangzhou Cainiao Supply Chain Management Co., Ltd.

•
Zhejiang Alibaba Cloud Computing Ltd.

•
Alibaba Cloud Computing Ltd.

•
Alibaba (China) Technology Co., Ltd.

•
Hangzhou Alibaba Advertising Co., Ltd.

•
Youku Internet Technology (Beijing) Co., Ltd.

•
Youku Information Technology (Beijing) Co., Ltd.

Schedule V - 1

 SCHEDULE VI

NAMES AND ADDRESSES OF THE UNDERWRITERS

CICC
29/F, One International Finance Centre
1 Harbour View Street
Central
Hong Kong

Credit Suisse
Level 88, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

Citigroup Global Markets Asia Limited ("Citigroup Asia")
50/F, Champion Tower
3 Garden Road
Central
Hong Kong

J.P. Morgan Securities (Asia Pacific) Limited ("JPM Asia Pacific")
8 Connaught Road
Central
Hong Kong

Morgan Stanley Asia Limited ("MS")
46/F, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

As the Joint Global Coordinators

CICC
29/F, One International Finance Centre
1 Harbour View Street
Central, Hong Kong

Credit Suisse
Level 88, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

(in relation to the Hong Kong Public Offering)
 Citigroup Asia
50/F, Champion Tower
3 Garden Road
Central

Schedule VI - 1

Hong Kong

(in relation to the International Offering)
 Citigroup Global Markets Limited ("CGML")
33 Canada Square
Canary Wharf
London E14 5LB
United Kingdom

(in relation to the Hong Kong Public Offering)
 JPM Asia Pacific
8 Connaught Road
Central
Hong Kong

(in relation to the International Offering)
 J.P. Morgan Securities plc ("JPM plc")
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

(in relation to the International Offering)
 J.P. Morgan Securities LLC ("JPM LLC")
383 Madison Avenue
New York, New York 10179
United States of America

(in relation to the Hong Kong Public Offering)
 MS
46/F, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

(in relation to the International Offering)
 Morgan Stanley & Co. International plc ("MS plc")
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

The Hongkong and Shanghai Banking Corporation Limited ("HSBC")
Level 15, HSBC Main Building
1 Queen's Road
Central
Hong Kong

ICBC International Capital Limited ("ICBC Capital")
37/F, ICBC Tower
3 Garden Road

Schedule VI - 2

Hong Kong

As the Joint Bookrunners

CICC
29/F, One International Finance Centre
1 Harbour View Street
Central, Hong Kong

Credit Suisse
Level 88, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

(in relation to the Hong Kong Public Offering)
 Citigroup Asia
50/F, Champion Tower
3 Garden Road
Central
Hong Kong

(in relation to the International Offering)
 CGML
33 Canada Square
Canary Wharf
London E14 5LB
United Kingdom

(in relation to the Hong Kong Public Offering)
 JPM Asia Pacific
8 Connaught Road
Central
Hong Kong

(in relation to the International Offering)
 JPM plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

(in relation to the International Offering)
 JPM LLC
383 Madison Avenue
New York, New York 10179
United States of America

(in relation to the Hong Kong Public Offering)
 MS

Schedule VI - 3

46/F, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

(in relation to the International Offering)
 MS plc
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

HSBC
Level 15, HSBC Main Building
1 Queen's Road Central
Hong Kong

ICBC International Securities Limited ("ICBC Securities")
37/F, ICBC Tower
3 Garden Road
Hong Kong

Deutsche Bank AG, Hong Kong Branch ("DB")
52/F, International Commerce Centre
1 Austin Road West
Kowloon
Hong Kong

DBS Asia Capital Limited ("DBS")
73rd Floor, The Center
99 Queen's Road
Central
Hong Kong

Mizuho Securities Asia Limited ("Mizuho")
14-15/F, K11 Atelier
18 Salisbury Road
Tsim Sha Tsui
Kowloon
Hong Kong

ABCI Securities Company Limited ("ABCI")
10/F, Agricultural Bank of China Tower
50 Connaught Road
Central
Hong Kong

BOCI Asia Limited ("BOCI")
26/F, Bank of China Tower
1 Garden Road
Central

Schedule VI - 4

Hong Kong

BOCOM International Securities Limited ("BOCOM")
9/F, Man Yee Building
68 Des Voeux Road
Central
Hong Kong

CCB International Capital Limited ("CCB")
12/F, CCB Tower
3 Connaught Road
Central
Hong Kong

CLSA Limited ("CLSA")
18/F, One Pacific Place
88 Queensway
Hong Kong

CMB International Capital Limited ("CMB")
45/F, Champion Tower
3 Garden Road
Central
Hong Kong

Yunfeng Securities Limited ("Yunfeng")
Suites 3201 - 3204, One Exchange Square
8 Connaught Place
Hong Kong

As Joint Lead Managers (with respect to the Hong Kong Public Offering and the International Offering)

Oppenheimer & Co. Inc. ("Oppenheimer")
85 Broad Street, 26th Floor
New York, NY 10004
United States

BNP Paribas Securities (Asia) Limited (BNP Asia")
59/F to 63/F, Two International Finance Centre
8 Finance Street
Central
Hong Kong

RBC Capital Markets, LLC ("RBC")
Three World Financial Center
200 Vesey Street
New York, NY 10281
United States

Goldman Sachs (Asia) L.L.C. ("GS Asia")

Schedule VI - 5

68/F, Cheung Kong Center
2 Queen's Road Central
Central
Hong Kong

Wells Fargo Securities, LLC ("Wells")
375 Park Avenue
New York, NY 10152
United States

ING Bank N.V. ("ING")
Bijlmerplein 888,
1102 MG Amsterdam
The Netherlands

Barclays Bank PLC Hong Kong Branch ("Barclays")
41/F, Cheung Kong Center
2 Queen's Road
Central
Hong Kong

Robert W. Baird & Co. Incorporated ("Baird")
777 East Wisconsin Avenue
Milwaukee, WI 53202
United States

SunTrust Robinson Humphrey, Inc. ("SunTrust")
3333 Peachtree Road NE, 11th Floor
Atlanta, GA 30326
United States

UBS AG Hong Kong Branch ("UBS")
52/F, Two International Finance Centre
8 Finance Street
Hong Kong

As Joint Lead Managers (with respect to the International Offering)

Schedule VI - 6

 EXHIBIT A

OFFICER'S CERTIFICATE OF THE COMPANY

 EXHIBIT B

SECRETARY'S CERTIFICATE

 EXHIBIT C-1

Lock-Up Agreement for Directors

 EXHIBIT C-2

Lock-Up Agreement for Officers

 EXHIBIT C-3
Lock-Up Agreement for SoftBank Group Corp.

 EXHIBIT D

PRESS RELEASE

 EXHIBIT E

OVER-ALLOTMENT OPTION EXERCISE NOTICE

QuickLinks

  EXECUTION VERSION
ALIBABA GROUP HOLDING LIMITED
SCHEDULE I-A THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT
SCHEDULE I-B COMMITMENT OF INTERNATIONAL UNDERWRITERS AND HONG KONG UNDERWRITERS
SCHEDULE II-A
GENERAL USE ISSUER FREE WRITING PROSPECTUS (INCLUDED IN THE GENERAL DISCLOSURE PACKAGE)
SCHEDULE II-B
LIMITED USE ISSUER FREE WRITING PROSPECTUS
SCHEDULE III THE WARRANTIES Part A: Representations and warranties of the Company
SCHEDULE IV
LIST OF LOCK-UP PARTIES
SCHEDULE V MAJOR SUBSIDIARIES
SCHEDULE VI
NAMES AND ADDRESSES OF THE UNDERWRITERS
EXHIBIT A OFFICER'S CERTIFICATE OF THE COMPANY
EXHIBIT B SECRETARY'S CERTIFICATE
EXHIBIT C-1
Lock-Up Agreement for Directors
EXHIBIT C-2
Lock-Up Agreement for Officers
EXHIBIT C-3 Lock-Up Agreement for SoftBank Group Corp.
EXHIBIT D
PRESS RELEASE
EXHIBIT E